Supplemental Information
First Quarter 2025

Current-period information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America Corporation (the Corporation) does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in the Corporation’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov*) or at the Corporation’s website (www.bankofamerica.com*). The Corporation’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

* Website content is not incorporated by reference into this Supplemental Information.

Bank of America Corporation and Subsidiaries
Consolidated Financial Highlights
(In millions, except per share information)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Income statement
Net interest income	$14,443	$14,359	$13,967	$13,702	$14,032
Noninterest income	12,923	10,988	11,378	11,675	11,786
Total revenue, net of interest expense	27,366	25,347	25,345	25,377	25,818
Provision for credit losses	1,480	1,452	1,542	1,508	1,319
Noninterest expense	17,770	16,787	16,479	16,309	17,237
Income before income taxes	8,116	7,108	7,324	7,560	7,262
Pretax, pre-provision income (1)	9,596	8,560	8,866	9,068	8,581
Income tax expense	720	443	428	663	588
Net income	7,396	6,665	6,896	6,897	6,674
Preferred stock dividends	406	266	516	315	532
Net income applicable to common shareholders	6,990	6,399	6,380	6,582	6,142
Diluted earnings per common share	0.90	0.82	0.81	0.83	0.76
Average diluted common shares issued and outstanding	7,770.8	7,843.7	7,902.1	7,960.9	8,031.4
Dividends paid per common share	$0.26	$0.26	$0.26	$0.24	$0.24

Performance ratios
Return on average assets	0.89%	0.80%	0.83%	0.85%	0.83%
Return on average common shareholders’ equity	10.36	9.37	9.44	9.98	9.35
Return on average shareholders’ equity	10.14	8.98	9.30	9.45	9.18
Return on average tangible common shareholders’ equity (2)	13.94	12.63	12.76	13.57	12.73
Return on average tangible shareholders’ equity (2)	13.29	11.78	12.20	12.42	12.07
Efficiency ratio	64.93	66.23	65.02	64.26	66.77

At period end
Book value per share of common stock	$36.39	$35.79	$35.37	$34.39	$33.71
Tangible book value per share of common stock (2)	27.12	26.58	26.25	25.37	24.79
Market capitalization	315,482	334,497	305,090	309,202	298,312
Number of financial centers - U.S.	3,681	3,700	3,741	3,786	3,804
Number of branded ATMs - U.S.	14,866	14,893	14,900	14,972	15,028
Headcount	212,732	213,193	213,491	212,318	212,335

(1)    Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure because it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on page 29.)
(2)    Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on page 29.)

Current-period information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries
Consolidated Statement of Income
(In millions, except per share information)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net interest income
Interest income	$34,066	$35,977	$37,491	$36,854	$36,285
Interest expense	19,623	21,618	23,524	23,152	22,253
Net interest income	14,443	14,359	13,967	13,702	14,032

Noninterest income
Fees and commissions	9,415	9,543	9,119	8,969	8,660
Market making and similar activities	3,584	2,503	3,278	3,298	3,888
Other income (loss)	(76)	(1,058)	(1,019)	(592)	(762)
Total noninterest income	12,923	10,988	11,378	11,675	11,786
Total revenue, net of interest expense	27,366	25,347	25,345	25,377	25,818

Provision for credit losses	1,480	1,452	1,542	1,508	1,319

Noninterest expense
Compensation and benefits	10,889	10,245	9,916	9,826	10,195
Information processing and communications	1,894	1,884	1,784	1,763	1,800
Occupancy and equipment	1,856	1,824	1,836	1,818	1,811
Product delivery and transaction related	914	903	849	891	851
Professional fees	652	744	723	654	548
Marketing	506	510	504	487	455
Other general operating	1,059	677	867	870	1,577
Total noninterest expense	17,770	16,787	16,479	16,309	17,237
Income before income taxes	8,116	7,108	7,324	7,560	7,262
Income tax expense (benefit)	720	443	428	663	588
Net income	$7,396	$6,665	$6,896	$6,897	$6,674
Preferred stock dividends	406	266	516	315	532
Net income applicable to common shareholders	$6,990	$6,399	$6,380	$6,582	$6,142

Per common share information
Earnings	$0.91	$0.83	$0.82	$0.83	$0.77
Diluted earnings	0.90	0.82	0.81	0.83	0.76
Average common shares issued and outstanding	7,677.9	7,738.4	7,818.0	7,897.9	7,968.2
Average diluted common shares issued and outstanding	7,770.8	7,843.7	7,902.1	7,960.9	8,031.4

Consolidated Statement of Comprehensive Income
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net income	$7,396	$6,665	$6,896	$6,897	$6,674
Other comprehensive income (loss), net-of-tax:
Net change in debt securities	366	(286)	417	(305)	332
Net change in debit valuation adjustments	297	8	—	53	(188)
Net change in derivatives	1,313	(672)	2,830	686	(416)
Employee benefit plan adjustments	27	56	27	25	23
Net change in foreign currency translation adjustments	11	(57)	21	(31)	(20)
Other comprehensive income (loss)	2,014	(951)	3,295	428	(269)
Comprehensive income (loss)	$9,410	$5,714	$10,191	$7,325	$6,405

Current-period information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries
Net Interest Income and Noninterest Income
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net interest income
Interest income
Loans and leases	$15,223	$15,690	$15,725	$15,338	$15,240
Debt securities	6,767	6,712	6,833	6,325	6,137
Federal funds sold and securities borrowed or purchased under agreements to resell	3,774	4,381	5,196	5,159	5,175
Trading account assets	3,008	2,679	2,726	2,516	2,455
Other interest income	5,294	6,515	7,011	7,516	7,278
Total interest income	34,066	35,977	37,491	36,854	36,285

Interest expense
Deposits	8,632	9,524	10,125	9,655	9,138
Short-term borrowings	6,963	7,993	8,940	9,070	8,535
Trading account liabilities	707	567	538	540	546
Long-term debt	3,321	3,534	3,921	3,887	4,034
Total interest expense	19,623	21,618	23,524	23,152	22,253
Net interest income	$14,443	$14,359	$13,967	$13,702	$14,032

Noninterest income
Fees and commissions
Card income
Interchange fees (1)	$916	$1,029	$1,030	$1,023	$931
Other card income	602	593	588	558	532
Total card income	1,518	1,622	1,618	1,581	1,463
Service charges
Deposit-related fees	1,228	1,216	1,198	1,172	1,122
Lending-related fees	333	338	354	335	320
Total service charges	1,561	1,554	1,552	1,507	1,442
Investment and brokerage services
Asset management fees	3,738	3,702	3,533	3,370	3,270
Brokerage fees	1,075	1,011	1,013	950	917
Total investment and brokerage services	4,813	4,713	4,546	4,320	4,187
Investment banking fees
Underwriting income	770	763	742	869	901
Syndication fees	369	335	274	318	294
Financial advisory services	384	556	387	374	373
Total investment banking fees	1,523	1,654	1,403	1,561	1,568
Total fees and commissions	9,415	9,543	9,119	8,969	8,660
Market making and similar activities	3,584	2,503	3,278	3,298	3,888
Other income (loss)	(76)	(1,058)	(1,019)	(592)	(762)
Total noninterest income	$12,923	$10,988	$11,378	$11,675	$11,786

(1)Gross interchange fees and merchant income were $3.3 billion, $3.5 billion, $3.4 billion, $3.5 billion and $3.2 billion and are presented net of $2.4 billion, $2.4 billion, $2.4 billion, $2.4 billion and $2.3 billion of expenses for rewards and partner payments as well as certain other card costs for the first quarter of 2025 and the fourth, third, second and first quarters of 2024, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet
(Dollars in millions)
	March 31 2025	December 31 2024	March 31 2024
Assets
Cash and due from banks	$24,734	$26,003	$23,550
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	248,845	264,111	289,854
Cash and cash equivalents	273,579	290,114	313,404
Time deposits placed and other short-term investments	7,282	6,372	7,859
Federal funds sold and securities borrowed or purchased under agreements to resell	328,365	274,709	316,093
Trading account assets	339,614	314,460	318,364
Derivative assets	36,206	40,948	36,236
Debt securities:
Carried at fair value	388,559	358,607	323,119
Held-to-maturity, at cost	550,720	558,677	586,863
Total debt securities	939,279	917,284	909,982
Loans and leases	1,110,625	1,095,835	1,049,156
Allowance for loan and lease losses	(13,256)	(13,240)	(13,213)
Loans and leases, net of allowance	1,097,369	1,082,595	1,035,943
Premises and equipment, net	12,151	12,168	11,901
Goodwill	69,021	69,021	69,021
Loans held-for-sale	6,867	9,545	8,571
Customer and other receivables	80,329	82,247	86,106
Other assets	159,362	162,056	160,323
Total assets	$3,349,424	$3,261,519	$3,273,803

Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$513,905	$507,561	$524,982
Interest-bearing	1,346,423	1,329,014	1,304,508
Deposits in non-U.S. offices:
Noninterest-bearing	16,105	16,297	16,502
Interest-bearing	113,131	112,595	100,504
Total deposits	1,989,564	1,965,467	1,946,496
Federal funds purchased and securities loaned or sold under agreements to repurchase	376,070	331,758	329,658
Trading account liabilities	105,470	92,543	114,326
Derivative liabilities	35,365	39,353	40,401
Short-term borrowings	41,687	43,391	38,895
Accrued expenses and other liabilities	201,541	210,169	214,129
Long-term debt	304,146	283,279	296,346
Total liabilities	3,053,843	2,965,960	2,980,251
Shareholders’ equity
Preferred stock, $0.01 par value; authorized – 100,000,000 shares; issued and outstanding – 3,771,164, 3,877,917 and 4,088,099 shares	20,499	23,159	28,397
Common stock and additional paid-in capital, $0.01 par value; authorized – 12,800,000,000 shares; issued and outstanding – 7,560,084,716, 7,610,862,311 and 7,866,868,200 shares	41,038	45,336	54,310
Retained earnings	247,315	242,349	228,902
Accumulated other comprehensive income (loss)	(13,271)	(15,285)	(18,057)
Total shareholders’ equity	295,581	295,559	293,552
Total liabilities and shareholders’ equity	$3,349,424	$3,261,519	$3,273,803

Assets of consolidated variable interest entities included in total assets above (isolated to settle the liabilities of the variable interest entities)
Trading account assets	$6,062	$5,575	$5,838
Loans and leases	18,045	19,144	19,250
Allowance for loan and lease losses	(911)	(919)	(920)
Loans and leases, net of allowance	17,134	18,225	18,330
All other assets	608	319	256
Total assets of consolidated variable interest entities	$23,804	$24,119	$24,424

Liabilities of consolidated variable interest entities included in total liabilities above
Short-term borrowings	$4,289	$3,329	$3,387
Long-term debt	8,368	8,457	8,157
All other liabilities	30	21	18
Total liabilities of consolidated variable interest entities	$12,687	$11,807	$11,562

Current-period information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries
Capital Management
(Dollars in millions)
	March 31 2025	December 31 2024	March 31 2024
Risk-based capital metrics (1):
Standardized Approach
Common equity tier 1 capital	$201,177	$201,083	$196,625
Tier 1 capital	221,666	223,458	225,021
Total capital	256,443	255,363	252,400
Risk-weighted assets	1,712,065	1,695,743	1,657,660
Common equity tier 1 capital ratio	11.8%	11.9%	11.9%
Tier 1 capital ratio	12.9	13.2	13.6
Total capital ratio	15.0	15.1	15.2

Advanced Approaches
Common equity tier 1 capital	$201,177	$201,083	$196,625
Tier 1 capital	221,666	223,458	225,021
Total capital	245,969	244,809	242,576
Risk-weighted assets	1,516,101	1,489,896	1,462,660
Common equity tier 1 capital ratio	13.3%	13.5%	13.4%
Tier 1 capital ratio	14.6	15.0	15.4
Total capital ratio	16.2	16.4	16.6

Leverage-based metrics (1):
Adjusted average assets	$3,272,037	$3,239,641	$3,168,595
Tier 1 leverage ratio	6.8%	6.9%	7.1%

Supplementary leverage exposure	$3,859,821	$3,818,346	$3,723,890
Supplementary leverage ratio	5.7%	5.9%	6.0%

Total ending equity to total ending assets ratio	8.8	9.1	9.0
Common equity ratio	8.2	8.4	8.1
Tangible equity ratio (2)	6.9	7.1	7.0
Tangible common equity ratio (2)	6.3	6.3	6.1

(1)Regulatory capital ratios at March 31, 2025 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation’s binding ratio was the Tier 1 capital ratio under the Standardized approach at March 31, 2025 and the Total capital ratio under the Standardized approach at December 31, 2024 and March 31, 2024.
(2)Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on page 29.)

Current-period information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries
Capital Composition under Basel 3
(Dollars in millions)
	March 31 2025	December 31 2024	March 31 2024
Total common shareholders' equity	$275,082	$272,400	$265,155
CECL transitional amount (1)	—	627	627
Goodwill, net of related deferred tax liabilities	(68,649)	(68,649)	(68,648)
Deferred tax assets arising from net operating loss and tax credit carryforwards	(8,419)	(8,097)	(8,148)
Intangibles, other than mortgage servicing rights, net of related deferred tax liabilities	(1,425)	(1,440)	(1,482)
Defined benefit pension plan net assets, net-of-tax	(800)	(786)	(775)
Cumulative unrealized net (gain) loss related to changes in fair value of financial liabilities attributable to own creditworthiness, net-of-tax	1,173	1,491	1,585
Accumulated net (gain) loss on certain cash flow hedges (2)	4,298	5,629	8,449
Other	(83)	(92)	(138)
Common equity tier 1 capital	201,177	201,083	196,625
Qualifying preferred stock, net of issuance cost	20,498	22,391	28,396
Other	(9)	(16)	—
Tier 1 capital	221,666	223,458	225,021
Tier 2 capital instruments	20,626	18,592	14,185
Qualifying allowance for credit losses (3)	14,442	13,558	13,592
Other	(291)	(245)	(398)
Total capital under the Standardized approach	256,443	255,363	252,400
Adjustment in qualifying allowance for credit losses under the Advanced approaches (3)	(10,474)	(10,554)	(9,824)
Total capital under the Advanced approaches	$245,969	$244,809	$242,576

(1)December 31, 2024 and March 31, 2024 include 25 percent of the current expected credit losses (CECL) transition provision’s impact as of December 31, 2021. As of January 1, 2025, CECL transition provision’s impact is fully phased-in.
(2)Includes amounts in accumulated other comprehensive income related to the hedging of items that are not recognized at fair value on the Consolidated Balance Sheet.
(3)December 31, 2024 and March 31, 2024 include the impact of transition provisions related to the CECL accounting standard.

Current-period information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis
(Dollars in millions)
	First Quarter 2025			Fourth Quarter 2024			First Quarter 2024
	Average Balance	Interest Income/ Expense (1)	Yield/ Rate	Average Balance	Interest Income/ Expense (1)	Yield/ Rate	Average Balance	Interest Income/ Expense (1)	Yield/ Rate
Earning assets
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	$272,012	$2,810	4.19%	$319,203	$3,648	4.55%	$346,463	$4,531	5.26%
Time deposits placed and other short-term investments	9,202	92	4.04	9,824	112	4.54	9,728	116	4.80
Federal funds sold and securities borrowed or purchased under agreements to resell	322,012	3,774	4.75	296,204	4,381	5.88	304,821	5,175	6.83
Trading account assets	231,437	3,034	5.31	210,380	2,703	5.11	202,461	2,482	4.93
Debt securities	923,747	6,786	2.95	895,903	6,734	2.99	842,483	6,162	2.92
Loans and leases (2)
Residential mortgage	228,638	1,916	3.36	227,990	1,892	3.32	227,748	1,803	3.17
Home equity	25,849	366	5.74	25,767	394	6.09	25,522	390	6.14
Credit card	100,173	2,838	11.49	100,938	2,903	11.44	99,815	2,786	11.22
Direct/Indirect and other consumer	106,847	1,432	5.43	106,379	1,490	5.57	103,371	1,399	5.45
Total consumer	461,507	6,552	5.74	461,074	6,679	5.77	456,456	6,378	5.61
U.S. commercial	411,783	5,427	5.34	404,606	5,541	5.45	379,566	5,236	5.55
Non-U.S. commercial	138,853	2,058	6.01	132,833	2,187	6.55	125,024	2,170	6.98
Commercial real estate	65,751	1,020	6.29	67,064	1,129	6.69	71,986	1,311	7.33
Commercial lease financing	15,844	215	5.46	15,432	209	5.39	14,858	200	5.41
Total commercial	632,231	8,720	5.59	619,935	9,066	5.82	591,434	8,917	6.06
Total loans and leases	1,093,738	15,272	5.65	1,081,009	15,745	5.80	1,047,890	15,295	5.87
Other earning assets	114,695	2,443	8.63	116,207	2,808	9.61	106,737	2,682	10.10
Total earning assets	2,966,843	34,211	4.67	2,928,730	36,131	4.91	2,860,583	36,443	5.12
Cash and due from banks	23,700			24,354			24,185
Other assets, less allowance for loan and lease losses	360,880			365,010			362,391
Total assets	$3,351,423			$3,318,094			$3,247,159
Interest-bearing liabilities
U.S. interest-bearing deposits
Demand and money market deposits	$966,678	$4,638	1.95%	$963,827	$5,134	2.12%	$956,716	$5,012	2.11%
Time and savings deposits	364,554	3,007	3.34	366,359	3,285	3.57	325,765	3,059	3.78
Total U.S. interest-bearing deposits	1,331,232	7,645	2.33	1,330,186	8,419	2.52	1,282,481	8,071	2.53
Non-U.S. interest-bearing deposits	116,733	987	3.42	115,503	1,105	3.81	104,373	1,067	4.11
Total interest-bearing deposits	1,447,965	8,632	2.42	1,445,689	9,524	2.62	1,386,854	9,138	2.65
Federal funds purchased and securities loaned or sold under agreements to repurchase	385,091	4,629	4.87	363,419	5,387	5.90	350,507	6,026	6.92
Short-term borrowings and other interest-bearing liabilities	160,226	2,334	5.91	155,956	2,606	6.65	141,091	2,509	7.15
Trading account liabilities	53,678	707	5.34	50,873	567	4.44	51,757	546	4.24
Long-term debt	241,036	3,321	5.56	238,988	3,534	5.90	254,782	4,034	6.35
Total interest-bearing liabilities	2,287,996	19,623	3.47	2,254,925	21,618	3.82	2,184,991	22,253	4.10
Noninterest-bearing sources
Noninterest-bearing deposits	510,367			512,261			520,608
Other liabilities (3)	257,273			255,774			249,049
Shareholders’ equity	295,787			295,134			292,511
Total liabilities and shareholders’ equity	$3,351,423			$3,318,094			$3,247,159
Net interest spread			1.20%			1.09%			1.02%
Impact of noninterest-bearing sources			0.79			0.88			0.97
Net interest income/yield on earning assets (4)		$14,588	1.99%		$14,513	1.97%		$14,190	1.99%

(1)Includes the impact of interest rate risk management contracts.
(2)Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is generally recognized on a cost recovery basis.
(3)Includes $53.7 billion, $53.0 billion and $44.1 billion of structured notes and liabilities for the first quarter of 2025 and the fourth and first quarters of 2024, respectively.
(4)Net interest income includes FTE adjustments of $145 million, $154 million and $158 million for the first quarter of 2025 and the fourth and first quarters of 2024, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries
Debt Securities
(Dollars in millions)
	March 31, 2025
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$31,974	$42	$(1,448)	$30,568
Agency-collateralized mortgage obligations	20,718	13	(198)	20,533
Commercial	30,030	85	(465)	29,650
Non-agency residential	282	52	(52)	282
Total mortgage-backed securities	83,004	192	(2,163)	81,033
U.S. Treasury and government agencies	260,631	213	(999)	259,845
Non-U.S. securities	23,956	26	(18)	23,964
Other taxable securities	3,032	3	(38)	2,997
Tax-exempt securities	8,601	15	(206)	8,410
Total available-for-sale debt securities	379,224	449	(3,424)	376,249
Other debt securities carried at fair value (1)	12,306	114	(110)	12,310
Total debt securities carried at fair value	391,530	563	(3,534)	388,559
Held-to-maturity debt securities
Agency mortgage-backed securities	422,326	—	(79,614)	342,712
U.S. Treasury and government agencies	121,708	—	(15,826)	105,882
Other taxable securities	6,722	2	(910)	5,814
Total held-to-maturity debt securities	550,756	2	(96,350)	454,408
Total debt securities	$942,286	$565	$(99,884)	$842,967

	December 31, 2024
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$32,781	$35	$(1,614)	$31,202
Agency-collateralized mortgage obligations	19,519	17	(218)	19,318
Commercial	26,032	73	(503)	25,602
Non-agency residential	287	50	(52)	285
Total mortgage-backed securities	78,619	175	(2,387)	76,407
U.S. Treasury and government agencies	235,582	150	(1,153)	234,579
Non-U.S. securities	22,453	20	(42)	22,431
Other taxable securities	4,646	2	(45)	4,603
Tax-exempt securities	8,628	17	(233)	8,412
Total available-for-sale debt securities	349,928	364	(3,860)	346,432
Other debt securities carried at fair value (1)	12,352	59	(236)	12,175
Total debt securities carried at fair value	362,280	423	(4,096)	358,607
Held-to-maturity debt securities
Agency mortgage-backed securities	430,135	—	(88,458)	341,677
U.S. Treasury and government agencies	121,696	—	(18,661)	103,035
Other taxable securities	6,882	1	(1,047)	5,836
Total held-to-maturity debt securities	558,713	1	(108,166)	450,548
Total debt securities	$920,993	$424	$(112,262)	$809,155

(1)    Primarily includes non-U.S. securities used to satisfy certain international regulatory requirements.

Current-period information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries
Supplemental Financial Data
(Dollars in millions)

	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

FTE basis data (1)
Net interest income	$14,588	$14,513	$14,114	$13,862	$14,190
Total revenue, net of interest expense	27,511	25,501	25,492	25,537	25,976
Net interest yield	1.99%	1.97%	1.92%	1.93%	1.99%
Efficiency ratio	64.59	65.83	64.64	63.86	66.36

(1)FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $145 million, $154 million, $147 million, $160 million and $158 million for the first quarter of 2025 and the fourth, third, second and first quarters of 2024, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other
(Dollars in millions)
	First Quarter 2025
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income	$14,588	$8,505	$1,765	$3,151	$1,189	$(22)
Noninterest income
Fees and commissions:
Card income	1,518	1,297	10	202	14	(5)
Service charges	1,561	618	27	826	89	1
Investment and brokerage services	4,813	83	4,089	18	627	(4)
Investment banking fees	1,523	—	69	847	681	(74)
Total fees and commissions	9,415	1,998	4,195	1,893	1,411	(82)
Market making and similar activities	3,584	8	34	66	3,622	(146)
Other income (loss)	(76)	(18)	22	867	362	(1,309)
Total noninterest income (loss)	12,923	1,988	4,251	2,826	5,395	(1,537)
Total revenue, net of interest expense	27,511	10,493	6,016	5,977	6,584	(1,559)
Provision for credit losses	1,480	1,292	14	154	28	(8)
Noninterest expense	17,770	5,826	4,659	3,184	3,811	290
Income (loss) before income taxes	8,261	3,375	1,343	2,639	2,745	(1,841)
Income tax expense (benefit)	865	844	336	726	796	(1,837)
Net income (loss)	$7,396	$2,531	$1,007	$1,913	$1,949	$(4)

Average
Total loans and leases	$1,093,738	$315,038	$232,326	$378,733	$159,625	$8,016
Total assets (1)	3,351,423	1,029,320	330,607	674,322	969,340	347,834
Total deposits	1,958,332	947,550	286,399	575,185	38,809	110,389
Quarter end
Total loans and leases	$1,110,625	$318,337	$234,304	$384,208	$166,348	$7,428
Total assets (1)	3,349,424	1,054,637	329,816	687,702	959,533	317,736
Total deposits	1,989,564	972,064	285,063	591,619	38,268	102,550

	Fourth Quarter 2024
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income	$14,513	$8,485	$1,753	$3,270	$1,026	$(21)
Noninterest income
Fees and commissions:
Card income	1,622	1,397	13	200	15	(3)
Service charges	1,554	622	26	808	97	1
Investment and brokerage services	4,713	84	4,057	21	555	(4)
Investment banking fees	1,654	—	62	985	639	(32)
Total fees and commissions	9,543	2,103	4,158	2,014	1,306	(38)
Market making and similar activities	2,503	5	36	63	2,381	18
Other income (loss)	(1,058)	53	55	744	127	(2,037)
Total noninterest income (loss)	10,988	2,161	4,249	2,821	3,814	(2,057)
Total revenue, net of interest expense	25,501	10,646	6,002	6,091	4,840	(2,078)
Provision for credit losses	1,452	1,254	3	190	10	(5)
Noninterest expense	16,787	5,631	4,438	2,951	3,505	262
Income (loss) before income taxes	7,262	3,761	1,561	2,950	1,325	(2,335)
Income tax expense (benefit)	597	940	390	811	384	(1,928)
Net income (loss)	$6,665	$2,821	$1,171	$2,139	$941	$(407)

Average
Total loans and leases	$1,081,009	$316,069	$228,779	$375,345	$152,426	$8,390
Total assets (1)	3,318,094	1,023,388	329,164	679,218	918,660	367,664
Total deposits	1,957,950	942,302	285,023	581,950	36,958	111,717
Quarter end
Total loans and leases	$1,095,835	$318,754	$231,981	$379,473	$157,450	$8,177
Total assets (1)	3,261,519	1,034,370	338,367	670,905	876,605	341,272
Total deposits	1,965,467	952,311	292,278	578,159	38,848	103,871

(1)Total assets include asset allocations to match liabilities (i.e., deposits).

Current-period information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other (continued)
(Dollars in millions)
	First Quarter 2024
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income	$14,190	$8,197	$1,814	$3,460	$681	$38
Noninterest income
Fees and commissions:
Card income	1,463	1,272	10	188	17	(24)
Service charges	1,442	578	23	750	90	1
Investment and brokerage services	4,187	78	3,600	18	495	(4)
Investment banking fees	1,568	—	63	850	708	(53)
Total fees and commissions	8,660	1,928	3,696	1,806	1,310	(80)
Market making and similar activities	3,888	5	34	68	3,830	(49)
Other income (loss)	(762)	36	47	646	62	(1,553)
Total noninterest income (loss)	11,786	1,969	3,777	2,520	5,202	(1,682)
Total revenue, net of interest expense	25,976	10,166	5,591	5,980	5,883	(1,644)
Provision for credit losses	1,319	1,150	(13)	229	(36)	(11)
Noninterest expense	17,237	5,475	4,264	3,012	3,492	994
Income (loss) before income taxes	7,420	3,541	1,340	2,739	2,427	(2,627)
Income tax expense (benefit)	746	885	335	753	704	(1,931)
Net income (loss)	$6,674	$2,656	$1,005	$1,986	$1,723	$(696)

Average
Total loans and leases	$1,047,890	$313,038	$218,616	$373,608	$133,756	$8,872
Total assets (1)	3,247,159	1,033,101	341,119	623,073	895,382	354,484
Total deposits	1,907,462	952,466	297,373	525,699	32,585	99,339
Quarter end
Total loans and leases	$1,049,156	$311,725	$219,844	$373,403	$135,267	$8,917
Total assets (1)	3,273,803	1,060,482	343,718	623,204	902,741	343,658
Total deposits	1,946,496	978,761	298,039	527,113	34,847	107,736

(1)Total assets include asset allocations to match liabilities (i.e., deposits).

Current-period information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries
Consumer Banking Segment Results
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net interest income	$8,505	$8,485	$8,278	$8,118	$8,197
Noninterest income:
Card income	1,297	1,397	1,402	1,361	1,272
Service charges	618	622	631	614	578
All other income	73	142	107	113	119
Total noninterest income	1,988	2,161	2,140	2,088	1,969
Total revenue, net of interest expense	10,493	10,646	10,418	10,206	10,166

Provision for credit losses	1,292	1,254	1,302	1,281	1,150

Noninterest expense	5,826	5,631	5,534	5,464	5,475
Income before income taxes	3,375	3,761	3,582	3,461	3,541
Income tax expense	844	940	895	866	885
Net income	$2,531	$2,821	$2,687	$2,595	$2,656

Net interest yield	3.48%	3.42%	3.35%	3.29%	3.31%
Return on average allocated capital (1)	23	26	25	24	25
Efficiency ratio	55.53	52.89	53.12	53.54	53.86

Balance Sheet
Average
Total loans and leases	$315,038	$316,069	$313,781	$312,254	$313,038
Total earning assets (2)	992,252	985,990	982,058	992,304	995,556
Total assets (2)	1,029,320	1,023,388	1,019,085	1,029,777	1,033,101
Total deposits	947,550	942,302	938,364	949,180	952,466
Allocated capital (1)	44,000	43,250	43,250	43,250	43,250

Period end
Total loans and leases	$318,337	$318,754	$316,097	$312,801	$311,725
Total earning assets (2)	1,016,785	995,369	988,856	995,348	1,022,320
Total assets (2)	1,054,637	1,034,370	1,026,293	1,033,960	1,060,482
Total deposits	972,064	952,311	944,358	952,473	978,761

(1)    Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(2)    Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity.

Current-period information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries
Consumer Banking Key Indicators
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Average deposit balances
Checking	$551,555	$547,060	$542,267	$549,514	$548,604
Savings	52,985	52,812	54,128	56,285	57,401
MMS	241,423	242,257	248,200	257,023	266,056
CDs and IRAs	98,023	96,630	90,172	82,566	76,621
Other	3,564	3,543	3,597	3,792	3,784
Total average deposit balances	$947,550	$942,302	$938,364	$949,180	$952,466

Deposit spreads (excludes noninterest costs)
Checking	2.81%	2.75%	2.71%	2.62%	2.50%
Savings	3.13	3.05	2.98	2.90	2.80
MMS	3.38	3.32	3.32	3.28	3.20
CDs and IRAs	1.57	1.63	1.85	2.00	2.04
Other	4.26	4.43	5.07	5.18	5.19
Total deposit spreads	2.85	2.81	2.81	2.77	2.69

Consumer investment assets	$497,680	$517,835	$496,582	$476,116	$456,391

Active digital banking users (in thousands) (1)	49,028	48,150	47,830	47,304	47,079
Active mobile banking users (in thousands) (2)	40,492	39,958	39,638	38,988	38,544
Financial centers	3,681	3,700	3,741	3,786	3,804
ATMs	14,866	14,893	14,900	14,972	15,028

Total credit card (3)
Loans
Average credit card outstandings	$100,173	$100,938	$99,908	$98,983	$99,815
Ending credit card outstandings	99,731	103,566	100,842	99,450	98,453
Credit quality
Net charge-offs	$1,001	$963	$928	$955	$899
	4.05%	3.79%	3.70%	3.88%	3.62%
30+ delinquency	$2,497	$2,638	$2,563	$2,415	$2,446
	2.50%	2.55%	2.54%	2.43%	2.48%
90+ delinquency	$1,334	$1,401	$1,306	$1,257	$1,299
	1.34%	1.35%	1.30%	1.26%	1.32%
Other total credit card indicators (3)
Gross interest yield	12.12%	12.15%	12.49%	12.32%	12.24%
Risk-adjusted margin	6.68	7.12	7.22	6.75	6.81
New accounts (in thousands)	913	901	970	951	998
Purchase volumes	$88,208	$95,962	$92,592	$93,296	$87,011

Debit card data
Purchase volumes	$140,197	$144,895	$139,352	$140,346	$132,407

Loan production (4)
Consumer Banking:
First mortgage	$1,857	$3,184	$2,684	$2,696	$1,688
Home equity	1,834	1,926	1,897	2,027	1,600
Total (5):
First mortgage	$4,508	$6,585	$5,348	$5,728	$3,443
Home equity	2,214	2,311	2,289	2,393	1,891

(1)    Represents mobile and/or online active users over the past 90 days.
(2)    Represents mobile active users over the past 90 days.
(3)    In addition to the credit card portfolio in Consumer Banking, the remaining credit card portfolio is in GWIM.
(4)    Loan production amounts represent the unpaid principal balance of loans and, in the case of home equity, the principal amount of the total line of credit.
(5)    In addition to loan production in Consumer Banking, there is also first mortgage and home equity loan production in GWIM.

Current-period information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Segment Results
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net interest income	$1,765	$1,753	$1,709	$1,693	$1,814
Noninterest income:
Investment and brokerage services	4,089	4,057	3,874	3,707	3,600
All other income	162	192	179	174	177
Total noninterest income	4,251	4,249	4,053	3,881	3,777
Total revenue, net of interest expense	6,016	6,002	5,762	5,574	5,591

Provision for credit losses	14	3	7	7	(13)

Noninterest expense	4,659	4,438	4,340	4,199	4,264
Income before income taxes	1,343	1,561	1,415	1,368	1,340
Income tax expense	336	390	354	342	335
Net income	$1,007	$1,171	$1,061	$1,026	$1,005

Net interest yield	2.26%	2.21%	2.20%	2.15%	2.23%
Return on average allocated capital (1)	21	25	23	22	22
Efficiency ratio	77.44	73.93	75.32	75.34	76.27

Balance Sheet
Average
Total loans and leases	$232,326	$228,779	$225,355	$222,776	$218,616
Total earning assets (2)	316,887	315,071	309,231	317,250	327,692
Total assets (2)	330,607	329,164	322,924	330,958	341,119
Total deposits	286,399	285,023	279,999	287,678	297,373
Allocated capital (1)	19,750	18,500	18,500	18,500	18,500

Period end
Total loans and leases	$234,304	$231,981	$227,318	$224,837	$219,844
Total earning assets (2)	315,663	323,496	314,594	310,055	329,515
Total assets (2)	329,816	338,367	328,831	324,476	343,718
Total deposits	285,063	292,278	283,432	281,283	298,039

(1)Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(2)Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity.

Current-period information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Key Indicators
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Revenue by Business
Merrill Wealth Management	$5,019	$5,007	$4,789	$4,623	$4,647
Bank of America Private Bank	997	995	973	951	944
Total revenue, net of interest expense	$6,016	$6,002	$5,762	$5,574	$5,591

Client Balances by Business, at period end
Merrill Wealth Management	$3,486,594	$3,578,513	$3,527,319	$3,371,418	$3,339,693
Bank of America Private Bank	670,600	673,593	666,622	640,467	633,697
Total client balances	$4,157,194	$4,252,106	$4,193,941	$4,011,885	$3,973,390

Client Balances by Type, at period end
Assets under management (1)	$1,855,657	$1,882,211	$1,861,124	$1,758,875	$1,730,005
Brokerage and other assets	1,821,203	1,888,334	1,856,806	1,779,881	1,758,642
Deposits	285,063	292,278	283,432	281,283	298,039
Loans and leases (2)	236,641	234,208	230,062	227,657	222,528
Less: Managed deposits in assets under management	(41,370)	(44,925)	(37,483)	(35,811)	(35,824)
Total client balances	$4,157,194	$4,252,106	$4,193,941	$4,011,885	$3,973,390

Assets Under Management Rollforward
Assets under management, beginning balance	$1,882,211	$1,861,124	$1,758,875	$1,730,005	$1,617,740
Net client flows	23,957	22,493	21,289	10,790	24,655
Market valuation/other	(50,511)	(1,406)	80,960	18,080	87,610
Total assets under management, ending balance	$1,855,657	$1,882,211	$1,861,124	$1,758,875	$1,730,005

(1)Defined as managed assets under advisory and/or discretion of GWIM.
(2)Includes margin receivables, which are classified in customer and other receivables on the Consolidated Balance Sheet.

Current-period information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries
Global Banking Segment Results
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net interest income	$3,151	$3,270	$3,230	$3,275	$3,460
Noninterest income:
Service charges	826	808	802	775	750
Investment banking fees	847	985	783	835	850
All other income	1,153	1,028	1,019	1,168	920
Total noninterest income	2,826	2,821	2,604	2,778	2,520
Total revenue, net of interest expense	5,977	6,091	5,834	6,053	5,980

Provision for credit losses	154	190	229	235	229

Noninterest expense	3,184	2,951	2,991	2,899	3,012
Income before income taxes	2,639	2,950	2,614	2,919	2,739
Income tax expense	726	811	719	803	753
Net income	$1,913	$2,139	$1,895	$2,116	$1,986

Net interest yield	2.11%	2.13%	2.22%	2.37%	2.50%
Return on average allocated capital (1)	15	17	15	17	16
Efficiency ratio	53.27	48.44	51.27	47.88	50.37

Balance Sheet
Average
Total loans and leases	$378,733	$375,345	$371,216	$372,738	$373,608
Total earning assets (2)	606,802	611,171	578,988	555,834	555,957
Total assets (2)	674,322	679,218	647,541	624,189	623,073
Total deposits	575,185	581,950	549,629	525,357	525,699
Allocated capital (1)	50,750	49,250	49,250	49,250	49,250

Period end
Total loans and leases	$384,208	$379,473	$375,159	$372,421	$373,403
Total earning assets (2)	620,055	603,481	583,742	550,525	554,253
Total assets (2)	687,702	670,905	650,936	620,217	623,204
Total deposits	591,619	578,159	556,953	522,525	527,113

(1)Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(2)Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity.

Current-period information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries
Global Banking Key Indicators
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Investment Banking fees (1)
Advisory (2)	$339	$514	$351	$322	$317
Debt issuance	409	320	332	363	383
Equity issuance	99	151	100	150	150
Total Investment Banking fees (3)	$847	$985	$783	$835	$850

Business Lending
Corporate	$914	$1,036	$1,102	$1,260	$1,065
Commercial	1,129	1,254	1,246	1,247	1,280
Business Banking	54	57	57	58	59
Total Business Lending revenue	$2,097	$2,347	$2,405	$2,565	$2,404

Global Transaction Services
Corporate	$1,288	$1,286	$1,243	$1,261	$1,335
Commercial	1,032	1,030	968	938	970
Business Banking	360	382	369	362	361
Total Global Transaction Services revenue	$2,680	$2,698	$2,580	$2,561	$2,666

Average deposit balances
Interest-bearing	$422,300	$425,165	$395,459	$367,779	$362,100
Noninterest-bearing	152,885	156,785	154,170	157,578	163,599
Total average deposits	$575,185	$581,950	$549,629	$525,357	$525,699

Provision for credit losses	$154	$190	$229	$235	$229

Credit quality (4, 5)
Reservable criticized utilized exposure	$24,446	$23,574	$24,934	$22,619	$22,530
	6.04%	5.90%	6.30%	5.75%	5.70%

Nonperforming loans, leases and foreclosed properties	$2,987	$2,970	$2,780	$2,731	$3,075
	0.78%	0.79%	0.75%	0.74%	0.83%

Average loans and leases by product
U.S. commercial	$235,518	$234,533	$230,051	$228,189	$226,470
Non-U.S. commercial	78,141	74,632	73,077	74,227	76,284
Commercial real estate	48,939	50,452	52,672	54,984	55,683
Commercial lease financing	16,135	15,727	15,415	15,336	15,170
Other	—	1	1	2	1
Total average loans and leases	$378,733	$375,345	$371,216	$372,738	$373,608

Total Corporation Investment Banking fees
Advisory (2)	$384	$556	$387	$374	$373
Debt issuance	942	765	780	880	885
Equity issuance	272	364	270	357	363
Total investment banking fees including self-led deals	1,598	1,685	1,437	1,611	1,621
Self-led deals	(75)	(31)	(34)	(50)	(53)
Total Investment Banking fees	$1,523	$1,654	$1,403	$1,561	$1,568

(1)Investment banking fees represent total investment banking fees for Global Banking inclusive of self-led deals and fees included within Business Lending.
(2)Advisory includes fees on debt and equity advisory and mergers and acquisitions.
(3)Investment banking fees represent only the fee component in Global Banking and do not include certain other items shared with the Investment Banking Group under internal revenue sharing agreements.
(4)Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total commercial reservable utilized exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.
(5)Nonperforming loans, leases and foreclosed properties are on an end-of-period basis. The nonperforming ratio is nonperforming assets divided by loans, leases and foreclosed properties.

Current-period information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries
Global Markets Segment Results
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net interest income	$1,189	$1,026	$898	$770	$681
Noninterest income:
Investment and brokerage services	627	555	562	516	495
Investment banking fees	681	639	589	719	708
Market making and similar activities	3,622	2,381	3,349	3,218	3,830
All other income	465	239	232	236	169
Total noninterest income	5,395	3,814	4,732	4,689	5,202
Total revenue, net of interest expense (1)	6,584	4,840	5,630	5,459	5,883

Provision for credit losses	28	10	7	(13)	(36)

Noninterest expense	3,811	3,505	3,443	3,486	3,492
Income before income taxes	2,745	1,325	2,180	1,986	2,427
Income tax expense	796	384	632	576	704
Net income	$1,949	$941	$1,548	$1,410	$1,723

Return on average allocated capital (2)	16%	8%	14%	13%	15%
Efficiency ratio	57.89	72.39	61.17	63.83	59.38

Balance Sheet
Average
Total trading-related assets	$668,237	$620,903	$645,607	$639,763	$629,826
Total loans and leases	159,625	152,426	140,806	135,106	133,756
Total earning assets	767,592	714,762	728,186	706,383	692,851
Total assets	969,340	918,660	924,093	908,525	895,382
Total deposits	38,809	36,958	34,952	31,944	32,585
Allocated capital (2)	49,000	45,500	45,500	45,500	45,500

Period end
Total trading-related assets	$660,267	$580,557	$653,798	$619,122	$629,082
Total loans and leases	166,348	157,450	148,447	138,441	135,267
Total earning assets	761,826	687,678	742,221	701,978	698,279
Total assets	959,533	876,605	958,227	887,162	902,741
Total deposits	38,268	38,848	35,142	33,151	34,847

Trading-related assets (average)
Trading account securities	$346,590	$326,572	$325,236	$321,204	$323,210
Reverse repurchases	143,605	123,473	150,751	139,901	134,081
Securities borrowed	136,800	132,334	133,588	139,705	134,852
Derivative assets	41,242	38,524	36,032	38,953	37,683
Total trading-related assets	$668,237	$620,903	$645,607	$639,763	$629,826

(1)Substantially all of Global Markets total revenue is sales and trading revenue and investment banking fees, with a small portion related to certain revenue sharing agreements with other business segments. For additional sales and trading revenue information, see page 20.
(2)Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

Current-period information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries
Global Markets Key Indicators
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Sales and trading revenue (1)
Fixed-income, currencies and commodities	$3,478	$2,464	$2,934	$2,742	$3,231
Equities	2,186	1,642	1,996	1,937	1,861
Total sales and trading revenue	$5,664	$4,106	$4,930	$4,679	$5,092

Sales and trading revenue, excluding net debit valuation adjustment (2,3)
Fixed-income, currencies and commodities	$3,463	$2,482	$2,942	$2,737	$3,307
Equities	2,182	1,643	1,996	1,943	1,870
Total sales and trading revenue, excluding net debit valuation adjustment	$5,645	$4,125	$4,938	$4,680	$5,177

Sales and trading revenue breakdown
Net interest income	$1,034	$876	$744	$612	$512
Commissions	626	554	561	517	494
Trading	3,622	2,381	3,348	3,217	3,830
Other	382	295	277	333	256
Total sales and trading revenue	$5,664	$4,106	$4,930	$4,679	$5,092

(1)    Includes Global Banking sales and trading revenue of $(37) million, $182 million, $165 million, $186 million and $144 million for the first quarter of 2025 and the fourth, third, second and first quarters of 2024, respectively.
(2)    For this presentation, sales and trading revenue excludes net debit valuation adjustment (DVA) gains (losses), which include net DVA on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Sales and trading revenue excluding net DVA gains (losses) represents a non-GAAP financial measure. We believe the use of this non-GAAP financial measure provides additional useful information to assess the underlying performance of these businesses and to allow better comparison of period-to-period operating performance.
(3)Net DVA gains (losses) were $19 million, $(19) million, $(8) million, $(1) million and $(85) million for the first quarter of 2025 and the fourth, third, second and first quarters of 2024, respectively. FICC net DVA gains (losses) were $15 million, $(18) million, $(8) million, $5 million and $(76) million for the first quarter of 2025 and the fourth, third, second and first quarters of 2024, respectively. Equities net DVA gains (losses) were $4 million, $(1) million, $0, $(6) million and $(9) million for the first quarter of 2025 and the fourth, third, second and first quarters of 2024, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries
All Other Results (1)
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Net interest income	$(22)	$(21)	$(1)	$6	$38
Noninterest income (loss)	(1,537)	(2,057)	(2,151)	(1,761)	(1,682)
Total revenue, net of interest expense	(1,559)	(2,078)	(2,152)	(1,755)	(1,644)

Provision for credit losses	(8)	(5)	(3)	(2)	(11)

Noninterest expense	290	262	171	261	994
Loss before income taxes	(1,841)	(2,335)	(2,320)	(2,014)	(2,627)
Income tax expense (benefit)	(1,837)	(1,928)	(2,025)	(1,764)	(1,931)
Net income (loss)	$(4)	$(407)	$(295)	$(250)	$(696)

Balance Sheet
Average
Total loans and leases	$8,016	$8,390	$8,570	$8,598	$8,872
Total assets (2)	347,834	367,664	382,528	381,539	354,484
Total deposits	110,389	111,717	117,804	115,766	99,339

Period end
Total loans and leases	$7,428	$8,177	$8,779	$8,285	$8,917
Total assets (3)	317,736	341,272	360,006	392,181	343,658
Total deposits	102,550	103,871	110,467	121,059	107,736

(1)All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
(2)Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity of $974.7 billion, $974.2 billion, $944.4 billion, $941.7 billion and $958.0 billion for the first quarter of 2025 and the fourth, third, second and first quarters of 2024, respectively.
(3)Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity of $1.0 trillion, $978.4 billion, $953.6 billion, $931.1 billion and $987.1 billion at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries
Outstanding Loans and Leases
(Dollars in millions)
	March 31 2025	December 31 2024	March 31 2024
Consumer
Residential mortgage	$235,246	$228,199	$227,435
Home equity	25,666	25,737	25,185
Credit card	99,731	103,566	98,453
Direct/Indirect consumer (1)	106,984	107,122	102,849
Other consumer (2)	153	151	115
Total consumer loans excluding loans accounted for under the fair value option	467,780	464,775	454,037
Consumer loans accounted for under the fair value option (3)	221	221	235
Total consumer	468,001	464,996	454,272

Commercial
U.S. commercial	393,413	386,990	362,744
Non-U.S. commercial	141,327	137,518	123,073
Commercial real estate (4)	65,539	65,730	71,652
Commercial lease financing	15,698	15,708	14,781
	615,977	605,946	572,250
U.S. small business commercial	21,482	20,865	19,931
Total commercial loans excluding loans accounted for under the fair value option	637,459	626,811	592,181
Commercial loans accounted for under the fair value option (3)	5,165	4,028	2,703
Total commercial	642,624	630,839	594,884
Total loans and leases	$1,110,625	$1,095,835	$1,049,156

(1)Includes primarily auto and specialty lending loans and leases of $54.1 billion, $54.9 billion and $54.1 billion, U.S. securities-based lending loans of $49.3 billion, $48.7 billion and $45.3 billion and non-U.S. consumer loans of $2.8 billion, $2.8 billion and $2.7 billion at March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(2)Substantially all of other consumer is consumer overdrafts.
(3)Consumer loans accounted for under the fair value option includes residential mortgage loans of $60 million, $59 million and $62 million and home equity loans of $161 million, $162 million and $173 million at March 31, 2025, December 31, 2024 and March 31, 2024, respectively. Commercial loans accounted for under the fair value option includes U.S. commercial loans of $4.0 billion, $2.8 billion and $1.7 billion and non-U.S. commercial loans of $1.2 billion, $1.3 billion and $965 million at March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(4)Includes U.S. commercial real estate loans of $59.7 billion, $59.6 billion and $65.5 billion and non-U.S. commercial real estate loans of $5.8 billion, $6.1 billion and $6.2 billion at March 31, 2025, December 31, 2024 and March 31, 2024, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries
Quarterly Average Loans and Leases by Business Segment and All Other
(Dollars in millions)
	First Quarter 2025
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$228,638	$114,550	$107,239	$—	$657	$6,192
Home equity	25,849	21,872	2,599	—	150	1,228
Credit card	100,173	96,759	3,414	—	—	—
Direct/Indirect and other consumer	106,847	54,689	52,155	—	—	3
Total consumer	461,507	287,870	165,407	—	807	7,423

Commercial
U.S. commercial	411,783	27,148	58,404	235,518	90,550	163
Non-U.S. commercial	138,853	—	708	78,141	59,302	702
Commercial real estate	65,751	20	7,807	48,939	8,966	19
Commercial lease financing	15,844	—	—	16,135	—	(291)
Total commercial	632,231	27,168	66,919	378,733	158,818	593
Total loans and leases	$1,093,738	$315,038	$232,326	$378,733	$159,625	$8,016

	Fourth Quarter 2024
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$227,990	$114,777	$106,726	$1	$—	$6,486
Home equity	25,767	21,773	2,562	—	152	1,280
Credit card	100,938	97,448	3,490	—	—	—
Direct/Indirect and other consumer	106,379	55,316	51,061	—	—	2
Total consumer	461,074	289,314	163,839	1	152	7,768

Commercial
U.S. commercial	404,606	26,740	56,502	234,533	86,689	142
Non-U.S. commercial	132,833	—	697	74,632	56,747	757
Commercial real estate	67,064	15	7,741	50,452	8,838	18
Commercial lease financing	15,432	—	—	15,727	—	(295)
Total commercial	619,935	26,755	64,940	375,344	152,274	622
Total loans and leases	$1,081,009	$316,069	$228,779	$375,345	$152,426	$8,390

	First Quarter 2024
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$227,748	$115,536	$105,177	$1	$—	$7,034
Home equity	25,522	21,289	2,402	—	159	1,672
Credit card	99,815	96,480	3,335	—	—	—
Direct/Indirect and other consumer	103,371	54,413	48,956	—	—	2
Total consumer	456,456	287,718	159,870	1	159	8,708

Commercial
U.S. commercial	379,566	25,310	51,029	226,470	76,590	167
Non-U.S. commercial	125,024	—	572	76,284	47,861	307
Commercial real estate	71,986	10	7,145	55,683	9,146	2
Commercial lease financing	14,858	—	—	15,170	—	(312)
Total commercial	591,434	25,320	58,746	373,607	133,597	164
Total loans and leases	$1,047,890	$313,038	$218,616	$373,608	$133,756	$8,872

Current-period information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries
Commercial Credit Exposure by Industry (1, 2, 3, 4)
(Dollars in millions)
	Commercial Utilized			Total Commercial Committed
	March 31 2025	December 31 2024	March 31 2024	March 31 2025	December 31 2024	March 31 2024
Asset managers and funds	$116,857	$118,123	$104,602	$190,223	$193,947	$172,321
Finance companies	77,795	74,975	60,501	109,820	101,828	89,253
Capital goods	52,912	51,367	49,292	101,909	98,780	94,710
Real estate (5)	68,311	69,841	72,992	95,300	95,981	99,338
Healthcare equipment and services	36,501	35,964	35,013	65,887	65,819	61,827
Materials	28,434	26,797	25,257	61,164	58,128	54,935
Retailing	26,606	24,449	25,399	53,773	53,471	53,193
Consumer services	29,144	28,391	29,287	52,708	53,054	51,724
Government and public education	32,872	32,682	31,453	52,009	48,204	47,041
Food, beverage and tobacco	25,209	25,763	23,624	50,875	54,370	48,283
Individuals and trusts	35,181	35,457	32,800	50,091	50,353	44,587
Commercial services and supplies	25,724	24,409	23,073	45,275	43,451	41,480
Utilities	18,822	18,186	17,571	42,774	42,107	39,298
Transportation	23,426	24,135	23,868	35,836	35,743	35,924
Energy	13,968	13,857	12,143	35,560	35,510	37,978
Technology hardware and equipment	9,758	11,526	11,363	28,358	30,093	29,605
Software and services	11,169	11,158	9,904	25,229	27,383	25,257
Global commercial banks	20,802	22,641	22,816	24,341	25,220	25,667
Vehicle dealers	18,050	18,194	17,365	23,542	23,855	23,370
Media	10,120	12,130	12,944	22,911	24,023	24,998
Insurance	10,820	12,640	8,499	22,050	23,445	19,423
Pharmaceuticals and biotechnology	7,704	7,378	7,202	21,911	21,717	20,428
Consumer durables and apparel	9,615	8,987	8,948	21,292	21,823	20,771
Telecommunication services	9,320	8,571	9,396	17,824	18,759	17,186
Automobiles and components	8,136	8,172	7,508	17,270	16,268	15,724
Food and staples retailing	7,129	7,206	7,512	12,594	12,777	13,200
Financial markets infrastructure (clearinghouses)	3,956	4,219	2,687	6,676	6,413	5,008
Religious and social organizations	2,442	2,285	2,734	4,188	4,066	4,643
Total commercial credit exposure by industry	$740,783	$739,503	$695,753	$1,291,390	$1,286,588	$1,217,172

(1)Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are carried at fair value, reflect the effects of legally enforceable master netting agreements and have been reduced by cash collateral of $56.8 billion, $59.2 billion and $57.7 billion at March 31, 2025, December 31, 2024 and March 31, 2024, respectively. Not reflected in utilized and committed exposure is additional non-cash derivative collateral held of $26.5 billion, $30.1 billion and $27.9 billion, which consists primarily of other marketable securities, at March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(2)Total utilized and total committed exposure includes loans of $5.2 billion, $4.0 billion and $2.7 billion and issued letters of credit with a notional amount of $40 million, $40 million and $25 million accounted for under the fair value option at March 31, 2025, December 31, 2024 and March 31, 2024, respectively. In addition, total committed exposure includes unfunded loan commitments accounted for under the fair value option with a notional amount of $2.0 billion, $2.2 billion and $3.1 billion at March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(3)Includes U.S. small business commercial exposure.
(4)Includes the notional amount of unfunded legally binding lending commitments net of amounts distributed (e.g., syndicated or participated) to other financial institutions.
(5)Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based on the primary business activity of the borrowers or the counterparties using operating cash flows and primary source of repayment as key factors.

Current-period information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties
(Dollars in millions)
	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
Residential mortgage	$2,036	$2,052	$2,089	$2,097	$2,112
Home equity	410	409	413	422	438
Direct/Indirect consumer	167	186	175	152	147
Total consumer	2,613	2,647	2,677	2,671	2,697
U.S. commercial	1,157	1,204	699	700	720
Non-U.S. commercial	111	8	85	90	157
Commercial real estate	2,145	2,068	2,124	1,971	2,273
Commercial lease financing	26	20	18	19	16
	3,439	3,300	2,926	2,780	3,166
U.S. small business commercial	31	28	26	22	20
Total commercial	3,470	3,328	2,952	2,802	3,186
Total nonperforming loans and leases	6,083	5,975	5,629	5,473	5,883
Foreclosed properties (1)	118	145	195	218	151
Total nonperforming loans, leases, and foreclosed properties(2, 3)	$6,201	$6,120	$5,824	$5,691	$6,034

Fully-insured home loans past due 30 days or more and still accruing	$460	$488	$463	$466	$476
Consumer credit card past due 30 days or more and still accruing	2,497	2,638	2,563	2,415	2,446
Other loans past due 30 days or more and still accruing	3,531	3,486	3,483	2,770	2,907
Total loans past due 30 days or more and still accruing (4, 5)	$6,488	$6,612	$6,509	$5,651	$5,829

Fully-insured home loans past due 90 days or more and still accruing	$234	$229	$215	$211	$230
Consumer credit card past due 90 days or more and still accruing	1,334	1,401	1,306	1,257	1,299
Other loans past due 90 days or more and still accruing	299	301	626	332	343
Total loans past due 90 days or more and still accruing (5)	$1,867	$1,931	$2,147	$1,800	$1,872

Nonperforming loans, leases and foreclosed properties/Total assets (6)	0.19%	0.19%	0.18%	0.17%	0.18%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (6)	0.56	0.56	0.54	0.54	0.58
Nonperforming loans and leases/Total loans and leases (6)	0.55	0.55	0.53	0.52	0.56

Commercial reservable criticized utilized exposure (7)	$27,652	$26,495	$27,439	$24,761	$24,529
Commercial reservable criticized utilized exposure/Commercial reservable utilized exposure (6)	4.11%	4.01%	4.25%	3.94%	3.93%
Total commercial criticized utilized exposure/Commercial utilized exposure (7)	4.35	4.16	4.45	4.14	4.13

(1)Includes repossessed assets of $35 million for the first quarter of 2025 and $31 million, $22 million, $24 million and $23 million for the fourth, third, second and first quarters of 2024, respectively.
(2)Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the FHA and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate.
(3)Balances do not include nonperforming loans held-for-sale of $583 million, $731 million, $785 million, $707 million and $379 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
(4)Balances do not include loans held-for-sale past due 30 days or more and still accruing of $37 million, $84 million, $166 million, $46 million and $106 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
(5)These balances are excluded from total nonperforming loans, leases and foreclosed properties.
(6)Total assets and total loans and leases do not include loans accounted for under the fair value option of $5.4 billion, $4.2 billion, $4.2 billion, $3.2 billion and $2.9 billion at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
(7)Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure excludes loans held-for-sale, exposure accounted for under the fair value option and other nonreservable exposure.

Current-period information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties Activity (1)
(Dollars in millions)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$2,647	$2,677	$2,671	$2,697	$2,712
Additions	242	260	232	223	254
Reductions:
Paydowns and payoffs	(111)	(132)	(98)	(118)	(131)
Sales	(1)	(2)	(1)	(1)	(1)
Returns to performing status (2)	(154)	(140)	(115)	(121)	(113)
Charge-offs (3)	(5)	(7)	(8)	(7)	(10)
Transfers to foreclosed properties	(5)	(9)	(4)	(2)	(14)
Total net additions (reductions) to nonperforming loans and leases	(34)	(30)	6	(26)	(15)
Total nonperforming consumer loans and leases, end of period	2,613	2,647	2,677	2,671	2,697
Foreclosed properties (4)	88	89	81	114	112
Nonperforming consumer loans, leases and foreclosed properties, end of period	$2,701	$2,736	$2,758	$2,785	$2,809

Nonperforming Commercial Loans and Leases (5):
Balance, beginning of period	$3,328	$2,952	$2,802	$3,186	$2,773
Additions	644	1,239	965	704	1,006
Reductions:
Paydowns	(275)	(570)	(374)	(505)	(220)
Sales	—	(15)	(7)	(9)	(1)
Returns to performing status (6)	(9)	(28)	(21)	(129)	(4)
Charge-offs	(218)	(250)	(386)	(357)	(368)
Transfers to foreclosed properties	—	—	(27)	(88)	—
Total net additions (reductions) to nonperforming loans and leases	142	376	150	(384)	413
Total nonperforming commercial loans and leases, end of period	3,470	3,328	2,952	2,802	3,186
Foreclosed properties (4)	30	56	114	104	39
Nonperforming commercial loans, leases and foreclosed properties, end of period	$3,500	$3,384	$3,066	$2,906	$3,225

(1)For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 25.
(2)Consumer loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection.
(3)Our policy is not to classify consumer credit card and non-bankruptcy related consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and, accordingly, are excluded from this table.
(4)Includes repossessed assets of $32 million in consumer loans and $3 million in commercial loans for the first quarter of 2025. Includes $29 million, $21 million, $22 million and $22 million in consumer loans and $2 million, $1 million, $2 million and $1 million in commercial loans for the fourth, third, second and first quarters of 2024.
(5)Includes U.S. small business commercial activity. Small business card loans are excluded as they are not classified as nonperforming.
(6)Commercial loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection.

Current-period information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries
Quarterly Net Charge-offs and Net Charge-off Ratios (1)
(Dollars in millions)
	First Quarter 2025		Fourth Quarter 2024		Third Quarter 2024		Second Quarter 2024		First Quarter 2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Charge-offs
Residential mortgage	$—	—%	$(1)	—%	$(2)	—%	$—	—%	$3	0.01%
Home equity	(12)	(0.19)	(9)	(0.14)	(5)	(0.07)	(14)	(0.23)	(13)	(0.20)
Credit card	1,001	4.05	963	3.79	928	3.70	955	3.88	899	3.62
Direct/Indirect consumer	70	0.27	67	0.25	56	0.21	51	0.20	65	0.26
Other consumer	60	n/m	87	n/m	67	n/m	67	n/m	74	n/m
Total consumer	1,119	0.98	1,107	0.96	1,044	0.91	1,059	0.93	1,028	0.91
U.S. commercial	70	0.07	100	0.10	135	0.15	87	0.10	66	0.07
Non-U.S. commercial	7	0.02	19	0.06	60	0.19	(3)	(0.01)	(9)	(0.03)
Total commercial and industrial	77	0.06	119	0.09	195	0.16	84	0.07	57	0.05
Commercial real estate	123	0.75	117	0.70	171	0.98	272	1.53	304	1.70
Commercial lease financing	—	—	—	—	—	—	—	—	1	0.03
	200	0.13	236	0.16	366	0.25	356	0.25	362	0.26
U.S. small business commercial	133	2.57	123	2.37	124	2.40	118	2.35	108	2.22
Total commercial	333	0.22	359	0.23	490	0.33	474	0.32	470	0.32
Total net charge-offs	$1,452	0.54	$1,466	0.54	$1,534	0.58	$1,533	0.59	$1,498	0.58

By Business Segment and All Other
Consumer Banking	$1,262	1.62%	$1,246	1.57%	$1,175	1.49%	$1,188	1.53%	$1,144	1.47%
Global Wealth & Investment Management	9	0.02	10	0.02	10	0.02	11	0.02	17	0.03
Global Banking	187	0.20	220	0.23	358	0.39	346	0.38	350	0.38
Global Markets	6	0.01	2	0.01	1	—	2	0.01	—	—
All Other	(12)	(0.62)	(12)	(0.59)	(10)	(0.44)	(14)	(0.66)	(13)	(0.59)
Total net charge-offs	$1,452	0.54	$1,466	0.54	$1,534	0.58	$1,533	0.59	$1,498	0.58

(1)Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category.
n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries
Allocation of the Allowance for Credit Losses by Product Type
(Dollars in millions)
	March 31, 2025		December 31, 2024		March 31, 2024
	Amount	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Loans and Leases Outstanding (1)
Allowance for loan and lease losses
Residential mortgage	$290	0.12%	$264	0.12%	$292	0.13%
Home equity	50	0.19	29	0.11	63	0.25
Credit card	7,434	7.45	7,515	7.26	7,296	7.41
Direct/Indirect consumer	710	0.66	700	0.65	751	0.73
Other consumer	68	n/m	62	n/m	74	n/m
Total consumer	8,552	1.83	8,570	1.84	8,476	1.87
U.S. commercial (2)	2,739	0.66	2,637	0.65	2,596	0.68
Non-U.S. commercial	720	0.51	778	0.57	812	0.66
Commercial real estate	1,204	1.84	1,219	1.85	1,292	1.80
Commercial lease financing	41	0.27	36	0.23	37	0.25
Total commercial	4,704	0.74	4,670	0.75	4,737	0.80
Allowance for loan and lease losses	13,256	1.20	13,240	1.21	13,213	1.26
Reserve for unfunded lending commitments	1,110		1,096		1,158
Allowance for credit losses	$14,366		$14,336		$14,371

Asset Quality Indicators
Allowance for loan and lease losses/Total loans and leases (1)		1.20%		1.21%		1.26%
Allowance for loan and lease losses/Total nonperforming loans and leases		218		222		225
Ratio of the allowance for loan and lease losses/Annualized net charge-offs		2.25		2.27		2.19

(1)Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option. For fair value option amounts, see Outstanding Loans and Leases and related footnotes on page 22.
(2)Includes allowance for loan and lease losses for U.S. small business commercial loans of $1.3 billion, $1.2 billion and $1.1 billion at March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation.	28

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions, except per share information)

The Corporation evaluates its business using certain non-GAAP financial measures, including pretax, pre-provision income and ratios that utilize tangible equity and tangible assets, each of which is a non-GAAP financial measure. Tangible equity represents shareholders’ equity or common shareholders’ equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders’ equity). Return on average tangible common shareholders’ equity measures the Corporation’s net income applicable to common shareholders as a percentage of adjusted average common shareholders’ equity. The tangible common equity ratio represents adjusted ending common shareholders’ equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders’ equity measures the Corporation’s net income as a percentage of adjusted average total shareholders’ equity. The tangible equity ratio represents adjusted ending shareholders’ equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders’ equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation’s use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures defined by GAAP for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate these non-GAAP financial measures differently.

	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024

Reconciliation of income before income taxes to pretax, pre-provision income
Income before income taxes	$8,116	$7,108	$7,324	$7,560	$7,262
Provision for credit losses	1,480	1,452	1,542	1,508	1,319
Pretax, pre-provision income	$9,596	$8,560	$8,866	$9,068	$8,581

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity and average tangible common shareholders’ equity
Shareholders’ equity	$295,787	$295,134	$294,985	$293,403	$292,511
Goodwill	(69,021)	(69,021)	(69,021)	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	(1,912)	(1,932)	(1,951)	(1,971)	(1,990)
Related deferred tax liabilities	851	859	864	869	874
Tangible shareholders’ equity	$225,705	$225,040	$224,877	$223,280	$222,374
Preferred stock	(22,307)	(23,493)	(25,984)	(28,113)	(28,397)
Tangible common shareholders’ equity	$203,398	$201,547	$198,893	$195,167	$193,977

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity and period-end tangible common shareholders’ equity
Shareholders’ equity	$295,581	$295,559	$296,512	$293,892	$293,552
Goodwill	(69,021)	(69,021)	(69,021)	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	(1,899)	(1,919)	(1,938)	(1,958)	(1,977)
Related deferred tax liabilities	846	851	859	864	869
Tangible shareholders’ equity	$225,507	$225,470	$226,412	$223,777	$223,423
Preferred stock	(20,499)	(23,159)	(24,554)	(26,548)	(28,397)
Tangible common shareholders’ equity	$205,008	$202,311	$201,858	$197,229	$195,026

Reconciliation of period-end assets to period-end tangible assets
Assets	$3,349,424	$3,261,519	$3,324,293	$3,257,996	$3,273,803
Goodwill	(69,021)	(69,021)	(69,021)	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	(1,899)	(1,919)	(1,938)	(1,958)	(1,977)
Related deferred tax liabilities	846	851	859	864	869
Tangible assets	$3,279,350	$3,191,430	$3,254,193	$3,187,881	$3,203,674

Book value per share of common stock
Common shareholders’ equity	$275,082	$272,400	$271,958	$267,344	$265,155
Ending common shares issued and outstanding	7,560.1	7,610.9	7,688.8	7,774.8	7,866.9
Book value per share of common stock	$36.39	$35.79	$35.37	$34.39	$33.71

Tangible book value per share of common stock
Tangible common shareholders’ equity	$205,008	$202,311	$201,858	$197,229	$195,026
Ending common shares issued and outstanding	7,560.1	7,610.9	7,688.8	7,774.8	7,866.9
Tangible book value per share of common stock	$27.12	$26.58	$26.25	$25.37	$24.79

Current-period information is preliminary and based on company data available at the time of the presentation.	29